               SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT
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         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT, is made and entered into on the 8th day of February, 1999, by and among:

         FIRST FINANCIAL CORP., a Rhode Island bank holding company, and FIRST BANK AND TRUST COMPANY, a Rhode Island bank, each with its principal place of business at 180 Washington Street, Providence, Rhode Island (together the "Employer"); and
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         PATRICK J. SHANAHAN, JR., of 10 Celestia Court, North Kingstown, Rhode
Island ("Employee").
         --------

         WHEREAS, the Employer and the Employee entered into an Amended and Restated Employment Agreement dated as of February 6, 1996 (the "Original
                                                                 --------
Employment Agreement"), pursuant to which the Employee agreed to perform
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services to the Employer upon the terms set forth therein;

         WHEREAS, the Employer and Employee desire to amend and restate the Original Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties agree to amend and restate the Original Employment Agreement as follows:

         1. Employment. Employer hereby employs Employee as Chairman, President
            ----------
and Chief Executive Officer and Employee accepts such employment on the terms and conditions herein set forth.

         2. Term. The term of employment pursuant to this Agreement shall
            ----
commence on the date hereof and end on the election of either party with ninety
(90) days notification of such termination. In the event Employer shall exercise the right of termination pursuant to this Agreement, Employer shall pay Employee his usual and customary compensation for twenty-four (24) months commencing upon said termination and said salary shall consist of his wages prevailing at the time of termination, together with all existing benefits and accruements that Employee is entitled to at the time of termination for said twenty-four (24) month period, except in the event that Employee is terminated for Cause in which case Employee may be terminated without further compensation. "Cause" for purposes of this Agreement shall mean Employee's criminal conduct attributable to his employment.
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                                      -2-

         3. Duties. Employee shall perform the duties of Chairman, President and
            ------
Chief Executive Officer pursuant to the direction and under the general supervision of the Board of Directors of Employer, and also shall be a member of the Board of Directors of Employer. Employee shall devote his full time and attention to his employment aforesaid, shall use his best efforts, skills and abilities in the performance of his duties and shall at all times promote the best interests and success of Employer's business. It is further understood that Employee as a member of the Board of Directors shall be compensated by a monthly fee for attendance at such monthly meetings by receipt of the same fees for such attendance as all other members of the Board of Directors. Any annual retainer fee paid to the members of the Board of Directors or other compensation paid to the Board of Directors not considered monthly attendance fees, will also be paid to Employee.

         4. Base Salary. Employee shall receive an annual base salary of
            -----------
Two-Hundred and Sixty-Five Thousand ($265,000) Dollars payable in equal consecutive weekly installments, less the standard payroll deductions for federal and state tax withholdings ("Base Salary"), effective as of the date
                                     ---- ------
hereof. The salary shall be reviewed on December 1st of each year and the annual increase shall not be less than five (5%) percent per year.

         5. Benefits. In addition to the Base Salary, Employer shall continue to
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provide Employee with the benefits presently in place (i.e., company automobile,
Defined Pension Plan, life insurance, disability insurance, health insurance and major medical family coverage, annual dues and related business expenses at Quidnessett Country Club and Squantum Association), along with any other present and future employee benefit programs that may be generally available to senior management of Employer, including without limitation benefits under the Employer's Supplemental Executive Retirement Plan.

         6. Death During Employment. If Employee dies during the existence of
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this Agreement, Employer shall continue to pay to the estate of Employee seventy-five (75%) percent of his Base Salary. Payments are to be payable to Employee's estate for a period of six (6) months.

         7. Vacations. Employee shall be entitled to an aggregate of thirty (30)
            ---------
days of paid vacation during each year at such times and for such periods as shall reasonably be determined by Employer and Employee; provided that such aggregate number of days shall be adjusted from time to time to equal the aggregate weeks paid vacation offered by Employer to its senior management.

         8. Termination. Pursuant to paragraph 2 of this Agreement, Employer,
            -----------
may at any time, upon giving said ninety (90) day notice, at its sole option, terminate this Agreement. If Employer so terminates the Agreement, other than for Cause, Employer shall continue to pay Employee his annual base
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                                      -3-

salary plus existing benefits at the time of termination for a period of twenty-four (24) months following such termination. If Employee voluntarily terminates this Agreement other than pursuant to paragraph 9(a) of this Agreement, and gives ninety (90) days notice of termination, he shall receive the salary and benefits set forth in paragraph 2 of this Agreement for a period of one (1) month following the expiration of the required ninety (90) day notice period.

         9. Change of Control. In the event that, during the term of this
            -----------------
Agreement, there shall have occurred a "Change of Control" (as defined in Section 9(d) of this Agreement) in the ownership of Employer, the person(s), corporation(s) or other entity or entities so acquiring control of Employer shall assume Employer's obligations under this Agreement.

            (a)    Elective Termination:
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         In addition, upon such a Change of Control, the Employee shall be entitled to terminate the Agreement by a written notice to Employer or its successor, and in such event (in addition to whatever other entitlements the Employee shall then have under this Agreement for any benefit that would continue upon the termination of the Employee other than for Cause pursuant to paragraph 2 hereof and which would not be deemed a "parachute payment" under
Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "IRC"),
                                                                          ---
excluding the annual base salary), the Employee shall be entitled to receive a cash severance payment equal to 2.99 times the sum of (i) the average Base Salary (which shall include W-2 earnings resulting from the exercise of stock options) of the Employee for the immediately preceding five (5) years prior to the Change of Control, plus, (ii) the amount of the bonus paid to the Employee
                       ----
by the Employer, if any, during the immediately preceding year prior to the Change of Control, payable in one lump sum on the date of termination, provided,
                                                                       --------
however, that if Employee elects to terminate the Agreement pursuant to this
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paragraph 9(a), the Employee may elect to receive either the severance payment and benefits provided under this paragraph 9(a), or such termination benefits that would continue upon the Termination of the Employee other than for Cause pursuant to paragraph 2 hereof, but may not elect to receive both.

            (b)    Involuntary Termination:
                   -----------------------

         In addition, in the event that, subsequent to such a Change of Control, Employer or its successor (i) terminates the Employee's employment other than for Cause, (ii) Employer or its successor otherwise breaches this Agreement, or
(iii) the successor to Employer does not expressly assume Employer's obligations under this Agreement, then this Agreement may, at the Employee's option, be deemed to be involuntarily terminated by Employer and, if so, the Employee shall be entitled to receive a severance payment as set forth in paragraph 9(a) above (in addition to whatever other entitlements the Employee shall then have
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                                      -4-

under this Agreement for any benefit that would continue upon the termination of the Employee other than for Cause pursuant to paragraph 2 hereof and which would not be deemed a "parachute payment" under Section 280G(b)(2) of the IRC, excluding the annual base salary), provided, however, that if this Agreement is
                                   --------  -------
deemed terminated pursuant to this paragraph 9(b), the Employee may elect to receive either the severance payment and benefits provided under this paragraph 9(b), or such termination benefits that would continue upon the Termination of the Employee other than for Cause pursuant to paragraph 2 hereof, but may not elect to receive both. For these purposes, any diminution in the rights, benefits or entitlements of the Employee or positions or authorities occupied by the Employee prior to the Change of Control shall be conclusively deemed to be a breach of this Agreement.

            (c)    Reductions:
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         Notwithstanding anything to the contrary contained in this Agreement, the payments and benefits to which the Employee would be entitled pursuant to this Section 9 or otherwise as a result of a Change of Control shall be reduced
(i) by any severance pay or comparable payments to which the Employee is entitled under applicable law as a result of the termination of his employment and (ii) to the maximum amount for which the Employer will not be limited in its deduction pursuant to Section 280G of the Internal Revenue Code of 1986, as amended, or any successor provision or pursuant to any other provision of applicable law. Any such reduction shall be applied to the amounts due to the Employee in such manner as the Employee may reasonably specify within thirty
(30) days following notice from Employer of the need for such reduction or, if the Employee fails to so specify timely, as determined by Employer.

            (d)    Change of Control:
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         For purposes of this Section 9, a "Change of Control" shall be deemed to have occurred in either of the following events:

            (i) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Employer representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of Employer; or (ii) if, as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of Employer immediately before such transaction shall cease to constitute a majority of the Board of Directors of Employer or of any successor institution.
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                                      -5-

            (e)    Dispute Under Section 9:
                   -----------------------

         If any dispute between the Employer and the Employee as to any of the amounts to be determined under this Section 9, or the method of calculating such amounts, cannot be resolved by the Employer and the Employee, either party after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston office of a firm of independent certified public accountants ("Partner") selected jointly by the Employer and the Employee. The
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determination of such Partner as to the amount to be determined under this
Section 9 and the method of calculating such amounts shall be final and binding on both the Employer and the Employee. The Employer shall bear the costs of any such determination.

            10.    Disclosure of Information. It is understood that the
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business of Employer is of a confidential nature. During the existence of this
Agreement, Employer may reveal to Employee confidential information concerning Employer (the term "Employer" shall be deemed to include all affiliates, subsidiaries, customers and participants of Employer), which, if known to competitors thereof, would damage Employer. Employee agrees that during and after the existence of this Agreement, he will not divulge or appropriate to his own use, or to the use of any third party, any secret or confidential information or knowledge obtained by him during the term concerning Employer. At the expiration of this Agreement, Employee shall promptly deliver to Employer all materials of a secret or confidential nature relating to the business of Employer together with any other property of Employer which may have been delivered to Employee or which Employee may have procured during the existence of this Agreement.

       11.  Adequacy of Remedy. Employee acknowledges that the remedy at law for
            ------------------
breach by him of any of the provisions of paragraph 9 hereof will be inadequate and that Employer shall be entitled to injunctive relief, in addition to any other remedies that it may have.

       12.  Waiver. Failure of either party hereto to insist upon strict
            ------
compliance with any of the terms, covenants and conditions hereof shall not be deemed a waiver or relinquishment of any similar right or power hereunder at any subsequent time. This Agreement shall be binding upon and inure to the benefit of the parties hereto, the successors and assigns of Employer and to the heirs, executors, administrators and assigns of Employee. This Agreement may not be assigned by Employee without the prior written consent of Employer.

       13.  Notice. All notices hereunder shall be in writing and shall be made
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by Certified Mail, Return Receipt Requested, to the party to whom notice is to be given at the address set forth below or to such other address as either party shall designate by notice:
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                                      -6-

         If to Employer:

             First Financial Corp.
             Attn: Joseph V. Mega, Chairman/Compensation Committee 180 Washington Street
             Providence, Rhode Island 02903

         If to Employee:

             Patrick J. Shanahan, Jr.
             10 Celestia Court
             North Kingstown, Rhode Island 02852

         14. Governing Law. This Agreement shall be deemed to be a contract made
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in and shall be governed by the laws (including the conflicts of law provisions)
and decisions of the State of Rhode Island.

         15. Successors In Interest. This Agreement shall be binding on the
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parties to this Agreement as successors, assigns, heirs at law and in any change in position of the Employee directed by the Employer. Such change in position shall be deemed a termination of this Agreement by the Employer pursuant to paragraph 8 herein.

         16. Entire Agreement. This Agreement contains all the terms agreed upon
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between the parties with respect to the subject matter hereof and supersedes all previous written or oral negotiations, commitments and writings, including those set forth in the Original Employment Agreement.
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                                      -7-

         IN WITNESS WHEREOF, this Agreement has been executed in duplicate the day and year first above written.

                                    FIRST FINANCIAL CORP.



                                    By:  /s/Joseph V. Mega
                                       ----------------------------------------
                                         Chairman, Compensation Committee

                                    FIRST BANK AND TRUST COMPANY



                                    By:  /s/Joseph V. Mega
                                       ----------------------------------------
                                         Chairman, Compensation Committee


                                         /s/Patrick J. Shanahan
                                    -------------------------------------------
                                    PATRICK J. SHANAHAN, JR.